                           [INDUS INTERNATIONAL LOGO]

                                                                   EXHIBIT 99.1

CONTACTS:
Indus International                                    Kalt Rosen & Co.
Jeffrey A. Babka, Chief Financial Officer              Howard Kalt/Pierre Hirsch
800/650-8444                                           415/397-2686

     INDUS INTERNATIONAL ANNOUNCES RESULTS FOR FIRST QUARTER INCLUDING NEW
                                  ACQUISITION

         New Booked License Orders Total $6.4 million in First Quarter

ATLANTA, MAY 15, 2003 - Indus International, Inc. (NASDAQ: IINT), a leading provider of asset and customer management solutions, announced its results of operations for the first quarter of 2003 and, in connection with the Company's change in fiscal year, provided guidance for future financial performance. Results for the first quarter of 2003 include operations from March 5, through March 31, 2003 for Indus Utility Systems (IUS), previously known as SCT Global Energy and Utilities Solutions, which was acquired from Systems & Computer Technology Corporation (SCT) on March 5, 2003.

Revenue for the first quarter of 2003 totaled $27.3 million versus $32.4 million in the first quarter of 2002. This reduction is attributable to lower revenues from professional services and fees recognized from software licensing, partially offset by the inclusion of $3.1 million in IUS revenue for the post-acquisition period. Net loss for the first quarter of 2003 was $10.0 million, or 27 cents per share compared to a net loss of $9.5 million, or 27 cents per share in the first quarter of 2002.

Orders for new booked licenses received during the first quarter of 2003 amounted to $6.4 million compared to $722,000 in the first quarter of 2002. License revenue on the Tokyo Electric Power Company (TEPCO) contract announced on April 14, 2003, will be recognized upon completion of the contract and acceptance by the customer, scheduled for early in calendar 2004. Recurring revenue from maintenance and hosting contracts remained strong, totaling $10.5 million in the first quarter of 2003, compared to $8.6 million in the comparable 2002 period. Recognized software licensing fees were $2.6 million during the first quarter of 2003 versus $4.2 million in the first quarter of 2002, with


                                    -more-

                             Indus Announces First Quarter 2003 Results, page 2

the decrease attributable to less revenue being recognized from orders booked in prior quarters and the deferral of new licenses booked in the first quarter of 2003.

Professional services and outsourcing revenue for the first quarter of 2003 amounted to $14.1 million versus $19.6 million in the first quarter of 2002. The reduction of professional services revenue resulted from the wind-down of several significant contracts in 2002 and early 2003 and the Company's shift in strategy to utilize resellers and implementation partners to grow software license revenue opportunities, offset partially by the incremental professional services revenue from IUS for the post-acquisition period.

As a result of staffing reductions and controls over discretionary spending, operating expenses in the first quarter of 2003 declined to $21.6 million from $26.6 million in the first quarter of 2002. Included in the first quarter 2003 were non-cash expenses of $3.1 million, including amortization of intangibles arising from the IUS acquisition and other charges totaling $2.9 million, comprised of a restructuring provision related to the space consolidation at the Company's San Francisco offices and an increase in the accrual for employee vacations resulting from the Company's change in fiscal year end to March 31.

Cash (including cash equivalents, restricted cash and long and short-term marketable securities) was $38.9 million at March 31, 2003, and $47.2 million at December 31, 2002. Of the $8.3 million cash reduction in the quarter, approximately $5 million is related to the purchase of IUS.

Deferred revenue was $50.6 million at March 31, 2003, compared with $36.9 million at March 31, 2002, and December 31, 2002.

MANAGEMENT COMMENTARY
Indus Chairman and Chief Executive Officer Thomas R. Madison said, "We are pleased with several positive accomplishments during the first quarter. Our highly competitive TEPCO win in Japan drove the highest quarter of new license bookings for the Company since the fourth quarter of 2001. In addition, we signed a three-year contract with a major North American retail bank for a Web-hosted facilities management application, representing the largest contract for our InSite product since its release in early 2002. We are also making great progress integrating the IUS business we acquired from SCT."


                                    -more-

                             Indus Announces First Quarter 2003 Results, page 3

Madison continued, "Partnering with IBM to win the TEPCO business confirms our belief that Indus can be most successful by utilizing resellers and implementation partners. In recognition of this strategy shift, and together with IUS acquisition synergies we have initiated a plan to re-size our professional services and support teams to enable Indus to return to quarterly profitability and positive cash flow in fiscal 2004."

In conclusion, Madison added, "Indus delivered two new products to the market since the beginning of calendar year 2003, our new EMPAC 8.6 and InSite 3.0 products, and we have already closed new customer sales on both products, the latest being an EMPAC sale with a major U.S. retailer/manufacturer in April."

Jeff Babka, Indus' Chief Financial Officer said, "As we enter our new fiscal year, our cash balance continues to be strong and, we believe, is more than adequate to cover our requirements until we turn the corner on positive quarterly cash flow later this fiscal year. Our recent new customer wins, a heightened focus on new booked license revenue, and our continued actions to reduce our operating expenses are all part of the success formula leading to both profitability and positive cash flow."

2004 OUTLOOK
The Company is currently finalizing its combined business plan for fiscal 2004 reflecting the new reseller and implementation partnership strategy, merger synergies, and business rationalizations. For the first quarter of fiscal 2004 ended June 30, the Company projects revenues of $34 to $37 million, net losses not to exceed $8 million and a June 30, 2003 cash balance of between $30 and $32 million. Included in this projection is $3 to $4 million in expenses related to the integration of IUS, acquisition accounting adjustments,and separation costs from headcount reductions. The Company currently projects returning to profitability and positive cash flow in the fourth quarter of fiscal 2004, ending March 31, 2004, with a fiscal year end cash balance of between $30 and $35 million, going no lower than $25 million during fiscal 2004.

INVESTOR CONFERENCE CALL
As announced on May 8, Indus will conduct an investor conference call to discuss the Company's results at 5:00 p.m. (Eastern) later today. Investors may access the conference call over the Internet via the Company's Website (www.indus.com), or via telephone by dialing 973-582-2785. Those listening via the Internet should go to the site 15 minutes early to register, download and install any


                                    -more-

                             Indus Announces First Quarter 2003 Results, page 4

necessary audio software. For those who cannot listen to the live broadcast, a replay will be available through 6:30 p.m. (Eastern) Thursday, May 22nd, by dialing (877) 519-4471 and entering reservation number 3918726; or by going to the Company's Website (www.indus.com), and clicking on the "Quarterly Conference Call" icon.

ABOUT INDUS INTERNATIONAL
Indus International provides breakthrough value to its clients by delivering ActionPoint Management, a business improvement program which delivers all the information needed by an end user to make the best decision possible at the point where that decision is made. Indus asset and customer management software products, professional services and hosted service offerings improve our clients' profitability by reducing costs, increasing capacity and competitiveness, improving service to their customers, facilitating billing for services and ensuring regulatory compliance. Indus asset management solutions are used by more than 300,000 end users in more than 40 countries and diverse industries -- including manufacturing, utilities, telecommunications, government, education, transportation, facilities and property management, consumer packaged goods and more. And, Indus customer management products and services are used by nearly 200 customers to support more than 92 million utility accounts worldwide. For more information, visit our Website at http://www.indus.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 This press release contains statements, estimates or projections that are not historical in nature and that may constitute "forward-looking statements" as defined under U.S. federal securities laws. These statements include, but are not limited to, revenues and operating results for the quarter ending on June 30, 2003, the Company's anticipated cash position in future periods, sufficiency of the Company's cash position and anticipated cash flows from operations for at least the next 12 months, the Company's new reseller and implementation strategy and its anticipated benefits, anticipated synergies from the acquisition of IUS, the Company's ability to deliver a reduced cost structure in fiscal 2004, and the Company's ability to achieve future profitability and positive cash flow. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our expectations or projections. These risks include, but are not limited to, the successful integration of the acquisition of IUS, including the challenges inherent in diverting the Company's management attention and resources from other strategic matters and from operational matters, the successful rationalization of the IUS business and products, ability to realize anticipated or any synergies or cost-savings from the acquisition, current market conditions for Indus' and IUS products and services, Indus' ability to achieve growth in its core product offerings and the combined Indus/IUS offerings, Indus' ability to achieve projected revenues, gross margin, operating results and earnings, market acceptance and the success of Indus' and IUS products, the success of the Company's product development strategy, Indus' competitive position, the ability to enter into new partnership arrangements and to retain existing partnership arrangements, uncertainty relating to and the management of personnel changes, timely development and introduction of new products, releases and product enhancements, current economic conditions and the timing and extent of a recovery, heightened security and war or terrorist acts in countries of the world that affect the Company's business, and other risks identified from time-to-time in the Company's SEC filings. Investors are advised to consult the Company's filings with the SEC, including its 2002
Annual Report on Form 10-K, for a further discussion of these and other risks.

Indus is a trademark of Indus International, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

                                      ###


                                     -end-

                           INDUS INTERNATIONAL, INC.
                         CONSOLIDATED INCOME STATEMENTS
                      (IN THOUSANDS except per share data)
                                   (UNAUDITED)


                                                     Three Months Ended
                                                          March 31,
                                                  ---------------------------
                                                    2003               2002
                                                  --------           --------
                                                   Actual             Actual
                                                  --------           --------
REVENUES:
   Software licensing fees                        $  2,637           $  4,228
   Services, maintenance and other                  24,625             28,215
                                                  --------           --------
              Total revenues                        27,262             32,443
                                                  --------           --------

Cost of Revenues                                    15,409             15,800
                                                  --------           --------
Gross Margin                                        11,853             16,643
                                                  --------           --------

OPERATING EXPENSES:
   Research and Development                          8,796             12,708
   Sales and Marketing                               6,618              7,565
   General & Administrative                          3,992              2,926
   Restructuring Expense                             2,166              3,396
                                                  --------           --------
              Total operating expenses              21,572             26,595
                                                  --------           --------

Operating Income (Loss)                             (9,719)            (9,952)

Other Income (Expense)                                 (44)               446
                                                  --------           --------

Pre-tax Income (Loss)                               (9,763)            (9,506)

Provision (benefit) for income taxes                   277                  2
                                                  --------           --------
Net Income (Loss)                                 $(10,040)          $ (9,508)
                                                  ========           ========

NET INCOME (LOSS) PER SHARE:

              Basic                               $  (0.27)          $  (0.27)
                                                  ========           ========
              Diluted                             $  (0.27)          $  (0.27)
                                                  ========           ========

Shares used in computing per share data:

              Basic                                 37,210             35,359
              Diluted                               37,210             35,359



Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel:
770.952.8444 Fax: 770.955.2977

                            INDUS INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)


                                                               MARCH 31, 2003     DECEMBER 31, 2002
                                                               --------------     -----------------
   ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                         $  32,668           $  37,527
Marketable securities                                                   757               2,171
Restricted cash, current                                              2,834               2,883
Billed accounts receivable, net                                      26,240              22,387
Unbilled accounts receivable                                         12,841               3,411
Income tax receivable                                                 5,035               5,122
Due from IUS                                                             --                  --
Other current assets                                                  8,824               3,858
                                                                  ---------           ---------
   Total current assets                                              89,199              77,359

Property and equipment, net                                          38,087              17,471
Goodwill                                                              1,239                  --
Intangibles                                                          12,788                  --
Other assets                                                          3,845               5,560
                                                                  ---------           ---------

              Total assets                                        $ 145,158           $ 100,390
                                                                  =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable                                                  $   5,139           $   5,207
Income taxes payable                                                  4,784               4,535
Other accrued liabilities                                            21,606              16,042
Current portion of obligations under capital leases                     274                 266
Note payable                                                         24,516
Deferred revenue                                                     50,576              36,916
                                                                  ---------           ---------
   Total current liabilities                                        106,895              62,966

Obligations under capital leases and other liabilities                9,974               9,148

STOCKHOLDERS' EQUITY:

Common stock                                                             43                  36
Additional paid-in capital                                          135,279             125,608
Treasury stock, at cost                                              (4,681)             (4,681)
Deferred compensation                                                   (80)               (104)
Accumulated Deficit                                                (102,090)            (92,050)
Accumulated other comprehensive loss                                   (182)               (533)
                                                                  ---------           ---------
   Total stockholders' equity                                        28,289              28,276
                                                                  ---------           ---------
              Total liabilities and stockholders' equity          $ 145,158           $ 100,390
                                                                  =========           =========


Indus International, Inc. 3301 Windy Ridge Parkway Atlanta Georgia 30339 Tel:
770.952.8444 Fax: 770.955.2977

                            INDUS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED CHANGE IN DEFERRED REVENUE
                                 (in thousands)
                                   (Unaudited)


                                                                  Three Months Ended
                                                         ---------------------------------
                                                         March 31,               March 31,
                                                           2003                    2002
                                                         --------                --------

Deferred Software License Fees:
          Balance at beginning of period                 $ 12,415                $ 21,143

          Executed license fee contracts                    6,397                     722

          Software license fees recognized                 (2,637)                 (4,228)

          Other                                               807                   1,145
                                                         --------                --------

          Balance at end of period                       $ 16,982                $ 18,782

Services and Maintenance                                   33,594                  18,077

                                                         --------                --------
          Total deferred revenue                         $ 50,576                $ 36,859
                                                         ========                ========